[L.P. MARTIN & COMPANY LETTERHEAD]


                        Consent of Independent Auditors'

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

         We consent to the use of our report dated November 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cape Landing Apartments for the twelve month period ended September 30, 1998, for inclusion in the following registration statements of Cornerstone Realty Income Trust, Inc.

           Registration
         Statement Number            Description
         -----------------           -----------

          333-24871         Form  S-8,   pertaining   to  the   Company's   1992
                            Non-Employee  Directors  Stock Option Plan,  Special
                            Non-Employee   Directors  Stock Option   Plan,   and
                            Non-Employee Directors Fees Plan

          333-24875         Form S-8, pertaining to the Company's 1992 Incentive
                            Plan

          333-34441         Form S-3, Shelf Registration  Statement,  pertaining
                            to the registration of $200 million of Common Stock, Preferred Stock and Debt Securities

          333-19187         Form  S-3,  pertaining  to  the  Company's  Dividend
                            Reinvestment and Stock Purchase Plan



Richmond,  Virginia                             /s/ L.P. Martin & Co., P.C.
November 5, 1998